UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 17, 2017

(Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37411	59-3843182
(Commission File Number)	(IRS Employer Identification No.)

1505 Adams Drive, Suite D Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 889-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

⃞ Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

⃞ Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

On January 17, 2017, the Board of Directors (the “Board”) of BioPharmX Corporation (the “Company”) authorized an increase in the number of members of the Board from three to four.  To fill the vacancy as a result of this increase, the Board appointed C. Gregory Vontz to serve as director on the Board, effective as of January 17, 2017, until his successor is elected and qualified or until his earlier resignation or removal in the manner provided for in the Company’s Bylaws. The Company expects Mr. Vontz will be appointed to the audit committee, compensation committee, and nominating and governance committee in the near term.

Mr. Vontz will receive annual compensation payable in cash or equity of $66,000 in consideration for serving on the Board.  On January 18, 2017, Mr. Vontz was also granted options to purchase an aggregate of 125,000 shares of the Company’s common stock at an exercise price of $0.45 per share, which was equal to the closing price of the Company’s common stock on the NYSE MKT on such date. The options are subject to the terms and conditions of the Company’s 2016 Equity Incentive Plan and its related grant agreements.  65,000 shares will vest and become exercisable as to 1/24th of these shares each month after the date of grant over a two year period.  60,000 shares will vest and become exercisable as to 1/6th of these shares each month after the date of grant over six months.

 As with each of the Company’s directors and executive officers, BioPharmX intends to enter into an indemnification agreement with Mr. Vontz to give him additional contractual assurances regarding the scope of indemnification provided in the Company’s certificate of incorporation and to provide additional procedural protections.

Other than those that have been disclosed in this Current Report on Form 8-K, there are no other arrangements or understandings between Mr. Vontz and any other person pursuant to which Mr. Vontz was appointed as a director of the Company and there are no other related person transactions between the Company and Mr. Vontz.

The Company issued a press release announcing Mr. Vontz’s appointment to the Board on January 23, 2017, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.Description

99.1 Press release by BioPharmX Corporation dated January 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: January 23, 2017By:/s/ Greg Kitchener

             Name:  Greg Kitchener

Title:  Chief Financial Officer

EXHIBIT INDEX

Exhibit No.Description

99.1 Press release by BioPharmX Corporation dated January 23, 2017.